Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 14

JULY 30, 2018	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS SECOND QUARTER EARNINGS

Jasper, Indiana: July 30, 2018 -- German American Bancorp, Inc. (NASDAQ: GABC) reported quarterly earnings of $11.1 million, or $0.48 per share in the second quarter of 2018. This level of quarterly earnings performance was an increase of approximately $1.3 million, or 12% on a per share basis, over second quarter 2017 net income of $9.8 million, or $0.43 per share. On a year-to-date basis, reported earnings for the first six months of 2018 were $22.9 million, or $1.00 per share, which represents an increase of $3.5 million, or 18% on a per share basis, over the first half 2017 net income of $19.4 million, or $0.85 per share.

2018 second quarter enhanced financial performance relative to that of the same quarter last year was largely attributable to a $2.7 million, or 11%, increase in net interest income, which was driven by the Company’s higher level of average loans outstanding. Average loans outstanding during the second quarter of 2018 increased by $218.5 million, or 11%, relative to the average loans outstanding during the second quarter of 2017. This increase in average loans was driven by organic loan growth from the Company’s existing branch footprint, and, to a lesser extent, from the growth related to the five-branch acquisition the Company completed on May 18, 2018.

Other significant positive contributors to the 2018/2017 quarter-over-quarter earnings comparison included a $1.1 million, or 14%, increase in other non-interest income, driven by a $558,000, or 48%, increase in interchange fee income, an additional $327,000, or 24%, in trust and investment product fees, and a $165,000, or 11%, increase in deposit service charges. Partially offsetting this $3.8 million revenue increase were $2.7 million of elevated total non-interest expenses, of which approximately $904,000 ($727,000 or $0.03 per share, on an after-tax basis) were acquisition related expenses in connection with the five-branch acquisition that closed on May 18, 2018 and the pending acquisition of First Security, Inc. that was announced on May 22, 2018. The 2018 second quarter results also included an $870,000 increase in the Company’s provision for loan losses.

2018 second quarter and year-to-date reported net income and earnings per share were also positively impacted by the federal income tax reform legislation, which reduced the Company’s corporate federal income tax statutory rate of 35% to 21% effective January 1, 2018. The Company’s effective tax rate during the second quarter and the first half of 2018, was approximately 17.3%.

Mark A. Schroeder, German American’s Chairman & CEO, stated, "The second quarter of 2018 marked another

NEWS RELEASE

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 14

period of strong growth for our Company. During the quarter, we grew total end-of-period loan balances, on an organic basis, by over $50 million, or 10% on an annualized basis, and acquired approximately $116 million in end-of-period loans and $123 million in end-of-period deposits as a result of the previously noted five-branch network acquisition in the Columbus and Greensburg, Indiana markets. Furthermore, we also announced a pending merger transaction during the quarter with Owensboro, Kentucky-based First Security, Inc., which reported total assets of approaching $600 million, total loans of approximately $400 million and total deposits of approximately $450 million, as of the announcement date.

Schroeder continued, “This combination of First Security and German American, which is anticipated to be completed during the fourth quarter of this year, represents our Company’s entry into Owensboro, Bowling Green, and Lexington, Kentucky, three of largest and most vibrant metropolitan markets in the Commonwealth. Following completion of this transaction, German American’s consolidated total assets are projected to be nearly $4.0 billion, with a total loan portfolio of approximately $2.7 billion and total deposit balances of approximately $3.0 billion. We are extremely pleased with the pattern of consistent organic and acquisition-related balance sheet growth and earnings improvement we’ve generated not only during the past quarter but over an extended period of time. We look forward to further enhancement of long-term shareholder value through a continuation of this historic pattern of ongoing earnings and balance sheet growth in the coming months and years.”

The Company also announced its Board of Directors declared a regular quarterly cash dividend of $0.15 per share, which will be payable on August 20, 2018 to shareholders of record as of August 10, 2018.

Balance Sheet Highlights

Total assets for the Company increased to $3.345 billion at June 30, 2018, representing an increase of $219.5 million, or 28% on an annualized basis, compared with March 31, 2018 and an increase of $339.7 million, or 11%, compared with June 30, 2017. The increase in total assets was driven by the acquisition of a five-branch network in the Columbus and Greensburg, Indiana markets as well as organic loan growth.

At June 30, 2018, total loans increased $168.0 million, or 31% on an annualized basis, compared with March 31, 2018 and increased $286.7 million, or 14%, compared with June 30, 2017. At June 30, 2018, the loans acquired as a part of the branch acquisition which closed on May 18, 2018, totaled $115.7 million. At June 30, 2018, total loans, excluding those acquired as a part of the branch acqusition, increased $52.2 million, or approximately 10% on an annualized basis, compared with March 31, 2018 and increased $170.9 million, or 8%, compared with June 30, 2017.

The increase in total loans, excluding those acquired as a part of the branch acquisition, during the second

NEWS RELEASE

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 14

quarter of 2018 compared with the first quarter of 2018 was driven by an increase of approximately $10.4 million, or 9% on an annualized basis, of commercial and industrial loans, an increase of $13.8 million, or 6% on an annualized basis, of commercial real estate loans, an increase of $20.9 million, or 25% on an annualized basis, of agricultural loans and an increase of $7.1 million, or 7% on annualized basis, of retail loans.

End of Period Loan Balances	6/30/2018	3/31/2018	6/30/2017
(dollars in thousands)

Commercial & Industrial Loans	$518,299	$482,219	$467,754
Commercial Real Estate Loans	986,486	947,948	870,100
Agricultural Loans	352,308	329,138	313,254
Consumer Loans	241,315	216,435	202,562
Residential Mortgage Loans	223,437	178,108	181,477
	$2,321,845	$2,153,848	$2,035,147

Non-performing assets totaled $9.5 million at June 30, 2018 compared to $10.7 million of non-performing assets at March 31, 2018 and $4.4 million at June 30, 2017. Non-performing assets represented 0.28% of total assets at June 30, 2018 compared to 0.34% of total assets at March 31, 2018 and 0.15% of total assets at June 30, 2017. Non-performing loans totaled $9.5 million at June 30, 2018 compared to $10.6 million at March 31, 2018 and $3.2 million at June 30, 2017. Non-performing loans represented 0.41% of total loans at June 30, 2018 compared to 0.49% at March 31, 2018 and 0.16% at June 30, 2017.

Non-performing Assets
(dollars in thousands)
	6/30/2018	3/31/2018	6/30/2017
Non-Accrual Loans	$8,953	$9,479	$3,097
Past Due Loans (90 days or more)	534	1,105	62
Total Non-Performing Loans	9,487	10,584	3,159
Other Real Estate	40	68	1,289
Total Non-Performing Assets	$9,527	$10,652	$4,448

Restructured Loans	$123	$124	$154

NEWS RELEASE

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 14

The Company’s allowance for loan losses totaled $15.6 million at June 30, 2018 compared to $14.5 million at March 31, 2018 and $15.3 million at June 30, 2017. The allowance for loan losses represented 0.67% of period-end loans at June 30, 2018 compared with 0.67% of period-end loans at March 31, 2018 and 0.75% of period-end loans at June 30, 2017. From time to time, the Company has acquired loans through bank and branch acquisitions with the most recent being a branch acquisition in the second quarter of 2018. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $9.6 million as of June 30, 2018, $7.3 million at March 31, 2018 and $8.4 million at June 30, 2017.

Total deposits increased $134.3 million, or 22% on an annualized basis, as of June 30, 2018 compared with March 31, 2018 and increased $238.1 million, or 10%, compared with June 30, 2017. The increase in total deposits during the second quarter of 2018 compared with March 31, 2018 was largely driven by the previously discussed branch acquisition. At June 30, 2018, the deposits acquired as a part of the branch acquisition totaled approximately $122.7 million.

End of Period Deposit Balances	6/30/2018	3/31/2018	6/30/2017
(dollars in thousands)

Non-interest-bearing Demand Deposits	$629,724	$599,374	$557,535
IB Demand, Savings, and MMDA Accounts	1,611,583	1,465,150	1,453,512
Time Deposits < $100,000	190,179	193,864	203,923
Time Deposits > $100,000	169,954	208,733	148,351
	$2,601,440	$2,467,121	$2,363,321

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 14

Results of Operations Highlights – Quarter ended June 30, 2018

Net income for the quarter ended June 30, 2018 totaled $11,097,000, or $0.48 per share, a decline of 6% on a per share basis compared with the first quarter 2018 net income of $11,813,000, or $0.51 per share, and an increase of 12% on a per share basis compared with the second quarter 2017 net income of $9,839,000, or $0.43 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30, 2018			March 31, 2018			June 30, 2017

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$12,939	$54	1.68%	$8,556	$56	2.65%	$13,268	$27	0.79%
Securities	751,367	5,758	3.07%	753,589	5,708	3.03%	743,354	5,887	3.17%
Loans and Leases	2,229,972	26,394	4.75%	2,139,704	24,032	4.55%	2,011,518	22,780	4.54%
Total Interest Earning Assets	$2,994,278	$32,206	4.31%	$2,901,849	$29,796	4.15%	$2,768,140	$28,694	4.15%

Liabilities
Demand Deposit Accounts	$625,158			$585,432			$560,763
IB Demand, Savings, and
MMDA Accounts	$1,560,838	$1,597	0.41%	$1,489,363	$1,275	0.35%	$1,446,994	$939	0.26%
Time Deposits	417,585	1,251	1.20%	398,397	1,008	1.03%	360,938	687	0.76%
FHLB Advances and Other Borrowings	238,775	1,216	2.04%	262,784	1,252	1.93%	233,197	962	1.65%
Total Interest-Bearing Liabilities	$2,217,198	$4,064	0.74%	$2,150,544	$3,535	0.67%	$2,041,129	$2,588	0.51%

Cost of Funds			0.54%			0.49%			0.37%
Net Interest Income		$28,142			$26,261			$26,106
Net Interest Margin			3.77%			3.66%			3.78%

NEWS RELEASE

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 14

During the quarter ended June 30, 2018, net interest income totaled $27,469,000, which represented an increase of $1,859,000, or 7%, from the quarter ended March 31, 2018 net interest income of $25,610,000 and an increase of $2,656,000, or 11%, compared with the quarter ended June 30, 2017 net interest income of $24,813,000. The increased level of net interest income during the second quarter of 2018 compared with the both the first quarter of 2018 and second quarter of 2017 was driven primarily by a higher level of average earning assets and an improved net interest margin. The increased level of average earning assets in the second quarter of 2018 was driven by organic loan growth from the Company's existing branch footprint combined with growth related to the branch acquisition completed during the quarter.

The tax equivalent net interest margin for the quarter ended June 30, 2018 was 3.77% compared with 3.66% in the first quarter of 2018 and 3.83% in the second quarter of 2017. The lower federal income tax rates during 2018 had an approximately 9 basis point negative impact on the Company's net interest margin in both the first and second quarters of 2018 compared with 2017. The improvement in the net interest margin, excluding the impact of the lower federal tax rates, during second quarter of 2018 compared to both comparative periods was related to the positive impact on earning asset yields caused by the continued increase in short-term market interest rates partially offset by an increased cost of funds also related to the increased short-term interest rates.

Accretion of loan discounts on acquired loans contributed approximately 7 basis points to the net interest margin on an annualized basis in the second quarter of 2018, 4 basis points in the first quarter of 2018, and 10 basis points in the second quarter of 2017.

During the quarter ended June 30, 2018, the Company recorded a provision for loan loss of $1,220,000 compared with a provision for loan loss of $350,000 for both the first quarter of 2018 and the second quarter of 2017. The increase in provision during the second quarter of 2018 was largely related to allocations for classified loans and qualitative factors related to past due loans. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended June 30, 2018, non-interest income totaled $8,882,000, a decrease of $610,000, or 6%, compared with the quarter ended March 31, 2018, and an increase of $1,085,000, or 14%, compared with the second quarter of 2017.

NEWS RELEASE

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 14

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	6/30/2018	3/31/2018	6/30/2017
(dollars in thousands)

Trust and Investment Product Fees	$1,677	$1,773	$1,350
Service Charges on Deposit Accounts	1,643	1,471	1,478
Insurance Revenues	1,696	2,930	1,744
Company Owned Life Insurance	260	312	480
Interchange Fee Income	1,714	1,482	1,156
Other Operating Income	913	604	630
Subtotal	7,903	8,572	6,838
Net Gains on Loans	905	650	959
Net Gains on Securities	74	270	—
Total Non-interest Income	$8,882	$9,492	$7,797

Trust and investment product fees declined $96,000, or 5%, during the second quarter of 2018 compared with the first quarter of 2018 and increased $327,000, or 24%, compared with the second quarter of 2017. The increase in the second quarter of 2018 compared with the second quarter of 2017 was largely attributable to increased assets under management in the Company's wealth advisory group.

Insurance revenues declined $1,234,000, or 42%, during the quarter ended June 30, 2018, compared with the first quarter of 2018 and declined $48,000, or 3%, compared with the second quarter of 2017. The decline during the second quarter of 2018 compared with the first quarter of 2018 was primarily due to contingency revenue. Contingency revenue during the first quarter of 2018 totaled $1,218,000 compared with no contingency revenue during the second quarter of 2018 or second quarter of 2017. The fluctuation in contingency revenue is a normal course of business variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

Interchange fees increased $232,000, or 16%, during the second quarter of 2018 compared with the first quarter of 2018 and increased $558,000, or 48%, compared with the second quarter of 2017. The increase during the second quarter of 2018 compared with the first quarter of 2018 was largely attributable to increased card utilization by customers. The increase during the second quarter of 2018 compared with the second quarter of 2017 was attributable to increased card utilization by customers and also attributable to the adoption of the new revenue recognition standard effective January 1, 2018. While the adoption of the standard did not have

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 14

a significant impact on the Company's financial results, the recording of revenue gross versus net of certain expenses, in accordance with the standard, did result in the reclassification of some expenses associated with the interchange fee revenue during the first half of 2018.

Other operating income increased $309,000, or 51%, during the quarter ended June 30, 2018 compared with the first quarter of 2018 and increased $283,000, or 45%, compared with the second quarter of 2017. The increase in the second quarter of 2018 compared with both comparative periods was largely attributable to increased merchant card services revenue.

Net gains on sales of loans increased $255,000, or 39%, during the second quarter of 2018 compared with the first quarter of 2018 and declined $54,000, or 6%, compared with the second quarter of 2017. Loan sales totaled $32.1 million during the second quarter of 2018, compared with $29.9 million during the first quarter of 2018 and $29.8 million during the second quarter of 2017.

The Company realized $74,000 in gains on sales of securities during the second quarter of 2018 compared with $270,000 during the first quarter of 2018 and no gains in the second quarter of 2017.

During the quarter ended June 30, 2018, non-interest expense totaled $21,708,000, an increase of $1,253,000, or 6%, compared with the quarter ended March 31, 2018, and an increase of $2,712,000, or 14%, compared with the second quarter of 2017. The second quarter of 2018 included acquisition related expenses of a non-recurring nature of approximately $904,000 (approximately $727,000 or $0.03 per share, on an after-tax basis) for the five-branch acquisition that closed on May 18, 2018 and the pending acquisition of First Security, Inc. that was also announced in May 2018. The first quarter of 2018 included acquisition costs of approximately $186,000 (approximately $139,000 or less than $0.01 per share on an after-tax basis) related to these transactions.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 14

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	6/30/2018	3/31/2018	6/30/2017
(dollars in thousands)

Salaries and Employee Benefits	$12,019	$12,126	$11,460
Occupancy, Furniture and Equipment Expense	2,527	2,409	2,224
FDIC Premiums	238	237	232
Data Processing Fees	1,398	1,127	1,044
Professional Fees	1,361	871	913
Advertising and Promotion	857	701	630
Intangible Amortization	306	206	242
Other Operating Expenses	3,002	2,778	2,251
Total Non-interest Expense	$21,708	$20,455	$18,996

Salaries and benefits declined $107,000, or just under 1%, during the quarter ended June 30, 2018 compared with the first quarter of 2018 and increased $559,000, or 5%, compared with the second quarter of 2017. The increase in salaries and benefits during the second quarter of 2018 compared with the second quarter of 2017 was primarily attributable to an increased number of full-time equivalent employees.

Occupany, furniture and equipment expense increased $118,000, or 5%, during the second quarter of 2018 compared with the first quarter of 2018 and increased $303,000, or 14%, compared to the second quarter of 2017. The increase during the second quarter of 2018 compared to both the first quarter of 2018 and the second quarter of 2017 was primarily due to operating costs related to the acquisition of the five banking branches in the Columbus and Greensburg, Indiana markets as well as other facilities the Company has placed into service over the past twelve months.

Data processing fees increased $271,000, or 24%, during the second quarter of 2018 compared with the first quarter of 2018 and increased $354,000, or 34%, compared to the second quarter of 2017. The increase during the second quarter of 2018 compared with all periods presented was largely related to conversion costs associated with the aforementioned branch acquisition.

Professional fees increased $490,000, or 56%, during the second quarter of 2018 compared with the first quarter of 2018 and increased $448,000, or 49%, compared to the second quarter of 2017. The increase during the second quarter of 2018 compared with all periods presented was largely related to professional fees associated

NEWS RELEASE

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Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 14

with the the five-branch acquisition that closed on May 18, 2018 and the pending acquisition of First Security, Inc. that was also announced in May 2018.

Advertising and promotion expense increased $156,000, or 22%, during the second quarter of 2018 compared with the first quarter of 2018 and increased $227,000, or 36%, compared to the second quarter of 2017. The increase during the second quarter of 2018 compared to all periods presented was the result of the branch acquisition completed during the second quarter of 2018 and increased contributions throughout the Company's market areas.

Other operating expenses increased $224,000, or 8%, during the second quarter of 2018 compared with the first quarter of 2018 and increased $751,000, or 33%, compared with the second quarter of 2017. The increase in the second quarter of 2018 compared with the second quarter of 2017 was largely attributable to the adoption of the revenue recognition standard effective January 1, 2018 and the reclassification of expense as previously discussed.

The Company’s effective income tax rate was 17.3% during the three months ended June 30, 2018 compared with an effective tax rate of 17.4% during the first quarter of 2018 and 25.8% during the second quarter of 2017. The Company's effective tax rate and provision for income tax was positively impacted during the first two quarters of 2018 by the reduction of federal income tax rates from a statutory rate of 35% to 21% effective January 1, 2018 related to the federal tax reform legislation enacted during the fourth quarter of 2017.

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 58 banking offices in 20 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 14

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; the expected impact of U.S. tax regulations passed in December 2017; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30, 2018	March 31, 2018	June 30, 2017
ASSETS
Cash and Due from Banks	$60,244	$32,023	$36,833
Short-term Investments	11,038	8,187	7,204
Investment Securities	739,834	737,957	740,578

Loans Held-for-Sale	9,552	6,628	9,844

Loans, Net of Unearned Income	2,318,510	2,150,546	2,031,743
Allowance for Loan Losses	(15,637)	(14,460)	(15,320)
Net Loans	2,302,873	2,136,086	2,016,423

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	66,641	58,024	49,249
Goodwill and Other Intangible Assets	65,978	55,954	56,607
Other Assets	75,336	77,111	75,017
TOTAL ASSETS	$3,344,544	$3,125,018	$3,004,803

LIABILITIES
Non-interest-bearing Demand Deposits	$629,724	$599,374	$557,535
Interest-bearing Demand, Savings, and Money Market Accounts	1,611,583	1,465,150	1,453,512
Time Deposits	360,133	402,597	352,274
Total Deposits	2,601,440	2,467,121	2,363,321

Borrowings	354,803	274,473	263,469
Other Liabilities	17,761	19,419	23,059
TOTAL LIABILITIES	2,974,004	2,761,013	2,649,849

SHAREHOLDERS' EQUITY
Common Stock and Surplus	188,885	188,501	187,613
Retained Earnings	194,994	187,342	163,181
Accumulated Other Comprehensive Income (Loss)	(13,339)	(11,838)	4,160
SHAREHOLDERS' EQUITY	370,540	364,005	354,954

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,344,544	$3,125,018	$3,004,803

END OF PERIOD SHARES OUTSTANDING	22,967,898	22,968,813	22,929,627

TANGIBLE BOOK VALUE PER SHARE (1)	$13.26	$13.41	$13.01

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
INTEREST INCOME
Interest and Fees on Loans	$26,308	$23,950	$22,602	$50,258	$44,864
Interest on Short-term Investments	54	56	27	110	54
Interest and Dividends on Investment Securities	5,171	5,139	4,772	10,310	9,516
TOTAL INTEREST INCOME	31,533	29,145	27,401	60,678	54,434

INTEREST EXPENSE
Interest on Deposits	2,848	2,283	1,626	5,131	3,069
Interest on Borrowings	1,216	1,252	962	2,468	1,827
TOTAL INTEREST EXPENSE	4,064	3,535	2,588	7,599	4,896

NET INTEREST INCOME	27,469	25,610	24,813	53,079	49,538
Provision for Loan Losses	1,220	350	350	1,570	850
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	26,249	25,260	24,463	51,509	48,688

NON-INTEREST INCOME
Net Gain on Sales of Loans	905	650	959	1,555	1,646
Net Gain on Securities	74	270	—	344	—
Other Non-interest Income	7,903	8,572	6,838	16,475	14,339
TOTAL NON-INTEREST INCOME	8,882	9,492	7,797	18,374	15,985

NON-INTEREST EXPENSE
Salaries and Benefits	12,019	12,126	11,460	24,145	22,904
Other Non-interest Expenses	9,689	8,329	7,536	18,018	15,128
TOTAL NON-INTEREST EXPENSE	21,708	20,455	18,996	42,163	38,032

Income before Income Taxes	13,423	14,297	13,264	27,720	26,641
Income Tax Expense	2,326	2,484	3,425	4,810	7,246

NET INCOME	$11,097	$11,813	$9,839	$22,910	$19,395

BASIC EARNINGS PER SHARE	$0.48	$0.51	$0.43	$1.00	$0.85
DILUTED EARNINGS PER SHARE	$0.48	$0.51	$0.43	$1.00	$0.85

WEIGHTED AVERAGE SHARES OUTSTANDING	22,968,178	22,940,402	22,929,426	22,954,367	22,919,094
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	22,968,178	22,940,402	22,929,426	22,954,367	22,919,094

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2018	2018	2017	2018	2017
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.38%	1.51%	1.32%	1.44%	1.32%
	Annualized Return on Average Equity	12.15%	13.00%	11.34%	12.57%	11.36%
	Net Interest Margin	3.77%	3.66%	3.78%	3.71%	3.82%
	Efficiency Ratio (1)	58.63%	57.21%	56.03%	57.93%	55.86%
	Net Overhead Expense to Average Earning Assets (2)	1.71%	1.51%	1.62%	1.61%	1.61%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.01%	0.30%	0.04%	0.15%	0.03%
	Allowance for Loan Losses to Period End Loans	0.67%	0.67%	0.75%
	Non-performing Assets to Period End Assets	0.28%	0.34%	0.15%
	Non-performing Loans to Period End Loans	0.41%	0.49%	0.16%
	Loans 30-89 Days Past Due to Period End Loans	0.52%	0.33%	0.26%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$3,226,091	$3,120,971	$2,970,745	$3,173,821	$2,948,543
	Average Earning Assets	$2,994,278	$2,901,849	$2,768,140	$2,948,319	$2,743,840
	Average Total Loans	$2,229,972	$2,139,704	$2,011,518	$2,185,087	$1,993,283
	Average Demand Deposits	$625,158	$585,432	$560,763	$605,405	$559,345
	Average Interest Bearing Liabilities	$2,217,198	$2,150,544	$2,041,129	$2,184,055	$2,027,285
	Average Equity	$365,197	$363,579	$347,035	$364,392	$341,342

	Period End Non-performing Assets (3)	$9,527	$10,652	$4,448
	Period End Non-performing Loans (4)	$9,487	$10,584	$3,159
	Period End Loans 30-89 Days Past Due (5)	$12,146	$7,013	$5,238

	Tax Equivalent Net Interest Income	$28,142	$26,261	$26,106	$54,403	$52,099
	Net Charge-offs during Period	$43	$1,584	$196	$1,627	$338

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.